                                                                   Exhibit 10.30


                                SUPPLY AGREEMENT

      This Supply Agreement (the "Agreement") is entered into this 18 day of November, 1996, (the "Effective Date") by and between Styl-Rite Optical Mfg. Co., Inc., a Florida corporation ("Styl-Rite") and Diplomat-Ambassador, Inc., a Delaware corporation ("Ambassador").

      The following recitals are true and constitute the basis for this
Agreement:

      A. Styl-Rite is engaged in manufacturing and distributing eyeglass frames to wholesalers and retail optical outlets;

      B. Styl-Rite has an exclusive license to use the Halston trademark in connection with manufacturing, advertising, merchandising, promoting, publicizing, selling and distributing ophthalmic frames;

      C. Ambassador is a wholesaler engaged in distributing eyewear to retail optical outlets and specialty shops; and

      D. Ambassador desires to purchase from Styl-Rite and Styl-Rite desires to sell to Ambassador, ophthalmic frames bearing the Halston trademark for resale by Ambassador to retail outlet, and specialty shops.

      NOW THEREFORE, in consideration of the foregoing recitals, the mutual covenant contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                ARTICLE I. TERM

1.1 Term of Agreement. The initial term of this Agreement and Styl-Rite's and Ambassador's respective obligations hereunder will begin on the Effective Date and terminate on December 31, l998 (the "Initial Term"). Ambassador shall have the option to renew this Agreement for an additional three (3) year term (the "Subsequent Term") by providing Styl-Rite with its written notice of renewal not less than one hundred twenty (120) days prior to the expiration of the Initial Term; provided that Styl-Rite has exercised its option to renew the License Agreement dated July 1, 1995, (the "License Agreement") by and between Styl-Rite and Halston Investments, Ltd., the successor-in-interest by assignment from Halston Trademarks, Inc., the owner of the "Halston" trademark ("Halston"); provided further that Ambassador has purchased from Styl-Rite the minimum number of units set forth in Article 5.2 and Ambassador is otherwise in compliance with all the material terms and conditions of this Agreement. This Agreement may also be terminated prior to the expiration of the Initial Term or the Subsequent Term in accordance with the terms of this Agreement.

                        ARTICLE II. PURCHASES GENERALLY

2.1 Purchase and Sale Obligations.

2.1.1 Current Halston Eyewear Products. On the terms and subject to the conditions set forth in this Agreement, Ambassador agrees to purchase from Styl-Rite and Styl-Rite agrees to sell to Ambassador, ophthalmic frames, metal or plastic, bearing the Halston trademark ("Halston Frames") in the quantities specified in Ambassador's purchase orders delivered or transmitted to Styl-Rite from time to time. All purchase orders submitted by Ambassador shall be in the form of Exhibit "A" attached hereto. The parties agree the terms of this Agreement shall govern and control if there is any inconsistency between the terms of this Agreement and any purchase orders for Halston Frames submitted by Ambassador. Unless otherwise agreed to in writing, all purchases of Halston Frames hereunder shall be FOB Styl-Rite's place of business and Ambassador shall pay all freight charges, local state and federal excise taxes, and the risk of loss shall be with Ambassador from Styl-Rite's place of business. Ambassador agrees that all orders for plastic Halston Frames will be filled by Styl-Rite and may not be sourced from any other manufacturer or supplier.

2.1.2. Alternatively Sourced Metal Frames.

A. Approval of Prototypes. Prior to submitting any purchase orders to Styl-Rite for a metal ophthalmic frame not included on Styl-Rite's then current product list of Halston Frames (each an "Alternatively Sourced Frame"), Ambassador shall submit a model or sample of the ophthalmic frame requested by Ambassador (each a "Prototype"), including any wrapping labels, packaging or containers intended to be used by Ambassador in connection with the distribution and sale of Alternatively Sourced Frames, to Styl-Rite for approval. Prior to ordering any Alternatively Sourced Frame for the first time, Ambassador shall submit to Styl-Rite for approval two (2) copies of a Prototype of each different Alternatively Sourced Frame which Ambassador would like to order from Styl-Rite along with the proposed packaging. All Prototypes shall be sent by overnight delivery to Styl-Rite, Attention: President, at the address set forth on the signature page of this Agreement. Styl-Rite shall, pursuant to the terms of the License Agreement, submit to Halston all Prototypes for approval by Halston. Styl-Rite shall notify Ambassador as soon as practicable of Halston's approval or disapproval of the Prototype. If Halston objects to a Prototype, Styl-Rite shall, in addition to specifically describing those objections, set forth in such notice any modifications to the Prototype which Styl-Rite deems are necessary for the Prototype to be accepted as a Halston Frame. This approval process shall be repeated until such time as the Prototype has been approved by Halston or the parties agree that the Prototype will not be manufactured and sold as a Halston Frame. Styl-Rite will not accept any purchase order for Alternatively Sourced Frames from Ambassador without having received the prior approval of each Prototype by Halston. Further, all communications by Ambassador regarding Prototype and purchases of either Halston Frames or Alternatively Sourced Frames hereunder shall be directed to Styl-Rite.

B. Purchase Orders. Halston's approval of each Prototype, Ambassador may, in its sole discretion, request that Styl-Rite either (i) import the Alternatively Sourced Frame directly from an overseas supplier identified by Ambassador (the "Third Party Supplier"), (ii) import the Alternatively Sourced Frame from Styl-Rite's own overseas supplier or (iii) manufacture the Alternatively Sourced Frames if Styl-Rite has the capability to manufacture that type of frame. All purchase orders for Alternatively Sourced Frames shall be in the form of Exhibit "A" attached hereto. The parties agree the terms of this Agreement shall govern and control if there is any inconsistency between the terms of this Agreement and any purchase order for Alternatively Sourced Frames submitted by Ambassador. Unless otherwise agreed to in writing, all purchases of Alternatively Sourced Frames hereunder shall be FOB Styl-Rite's place of business or the Third

Party Supplier's place of business in the event Ambassador requests that Styl-Rite arrange to have the Alternatively Sourced Frames dropped shipped to Ambassador. In either case, it shall be Ambassador's responsibility to pay all freight charges, local state and federal excise taxes, and the risk of loss shall be with Ambassador from Styl-Rite's or the Third Party Supplier's place of business, as the case may be. Styl-Rite shall not process any purchase order for Alternatively Sourced Frames unless Ambassador has complied with the terms of
Article 4.3.2 hereof. Upon the request of Styl-Rite, Ambassador agrees to provide Styl-Rite with a reasonable number of samples of each style of Alternatively Sourced Frame which is dropped shipped by the Third Party Supplier to insure the Alternatively Sourced Frames an being manufactured in accordance with the Prototypes approved by Halston. If, in the sole reasonable discretion of Styl-Rite, the Alternatively Sourced Frames are not being manufactured in accordance with the Prototypes, Styl-Rite shall notify Ambassador in writing of such discrepancies and Ambassador shall promptly arrange to have the necessary repairs and/or modifications made to the Alternatively Sourced Frames so that those frames conform to the Prototypes.

2.2 Additional Product Lines. The terms of this Agreement may, upon the mutual consent of Styl-Rite and Ambassador, be amended to provide for the purchase and sale of other designer frames manufactured or sourced by Styl-Rite.

                  ARTICLE III. SALE AND DISTRIBUTION OF FRAMES

3.1 Sale and Distribution of Frames by Ambassador. Subject to the terms and provisions of this Agreement, Styl-Rite hereby grants Ambassador and Ambassador hereby accepts the exclusive right to distribute the Halston Frames and Alternatively Sourced Frames at retail to the department stores and other specialty shops listed on Exhibit "B" attached hereto. Ambassador shall not sell any Halston Frames or Alternatively Sourced Frames to any department store or other specialty shop not listed on Exhibit "B" without the prior written consent of Styl-Rite, which consent will not be unreasonably withheld or delayed. Further, Ambassador shall not sell any Halston Frames or Alternatively Sourced Frames to any wholesalers, diverters or any other entities without the prior written consent of Styl-Rite. Ambassador shall not market any Halston Frames or Alternatively Sourced Frames as seconds or irregulars, unless the Halston mark is removed from the Halston Frames and the Alternatively Sourced Frames or unless Styl-Rite specifically authorizes Ambassador to sell such seconds or irregulars with the Halston mark affixed thereto.

From time to time, Styl-Rite and Ambassador shall negotiate in good faith to reach a mutually satisfactory agreement concerning additional department stores and specialty shops to be included on Exhibit "B." Until this Agreement expires or is terminated, Styl-Rite shall not, without the prior written consent of Ambassador, sell or distribute any Halston Frames or Alternatively Sourced Frames to any department store or other specialty shop listed on Exhibit "B" from time to time.

                           ARTICLE IV. PURCHASE PRICE

4.1 Purchase Price for Halston Frames. The price to be charged Ambassador for
Halston Frames shall be Styl-Rite's list price less   %. With respect to Halston
Frames to be provided as samples to Ambassador's sales representatives, the
Purchase price shall be Styl-Rite's list price less   %.

4.2 Purchase Price for Alternatively Sourced Frames. The price to be charged Ambassador for Alternatively Sourced Frames shall be Styl-Rite's Cost, as
defined below, plus   %. The term Styl-Rite's Cost as used herein shall mean
Styl-Rite's landed cost (i.e. the price at which Styl-Rite purchases

    Confidential Treatment Requested - Portions filed seperately with the Commission.

Alternatively Sourced Frames from a Third Party Supplier, less freight, handling, taxes and other costs attributable to the shipment or receipt by Styl-Rite of the Alternatively Sourced Frames).

4.3 Payment Terms.

4.3.1 Halston Frames. Any sum due Styl-Rite for the purchase of Halston Frames shall be due and payable by Ambassador within {sixty (60)} days of its receipt of an invoice from Styl-Rite. Any sum due Styl-Rite hereunder for Halston Frames that is not paid when due shall thereafter bear interest until paid at percent ( %) per annum.

4.3.2 Alternatively Sourced Frames. Any sum due Styl-Rite for the purchase of Alternatively Sourced Frames, including any deposits that may be required by a Third Party Supplier at the time Styl-Rite places an order for Alternatively Sourced Frames, shall be due and payable by Ambassador in immediately available funds at least one business day prior to the date on which such amounts are due and payable by Styl-Rite to the Third Party Supplier.

4.4 Minimum Amount of Purchases. If the total aggregate number of units of Halston Frames and Alternatively Sourced Frames purchased by Ambassador during the Initial Term of this Agreement is not greater than or equal to the minimum number of units set forth below during the periods set forth therein, Styl-Rite may terminate this Agreement in accordance with Article 5.1 hereof; provided, however, that Styl-Rite has timely supplied Ambassador with Halston Frames and Alternatively Sourced Frames in accordance with Styl-Rite's ordinary course of business and consistent with past business practices between the parties. In the event this Agreement is renewed for the Subsequent Term, Styl-Rite and Ambassador will, within 10 business days of receiving Ambassador's written notice of renewal, negotiate in good faith to determine the minimum number of units during each annual period of the Subsequent Term; provided, however, that the minimum number of units during each annual period of the Subsequent Term shall not be less than the minimum number of units for the last annual period of the Initial Term.

               ----------------------------------------------------
                            Period                    Minimum Units
                                                        Purchased
               ----------------------------------------------------
               January 1, 1997-December 31, 1998
               ----------------------------------------------------
               January 1, 1999-December 31, 1999
               ----------------------------------------------------

                             ARTICLE V. TERMINATION

5.1 Termination for Cause. If either party materially defaults in the performance of any of its obligations (except for a default by Ambassador in its obligation to pay Styl-Rite) under this Agreement, which default shall not be substantially cured within 60 days after written notice is given to the defaulting party specifying the default, then the party not in default, by giving written notice to the defaulting party, may terminate this Agreement as of a date specified in the notice of termination. Ambassador will pay Styl-Rite for all outstanding invoices as of the date of termination.

5.2 Termination for Nonpayment. If Ambassador default in the payment when due of any amount due to Styl-Rite hereunder and does not cure such default within thirty (30) days after written notice thereof is

    Confidential Treatment Requested - Portions filed seperately with the Commission.

given to Ambassador, then Styl-Rite may terminate this Agreement as of a date specified in such notice of termination.

5.3 Termination for Insolvency. Subject to the provisions of Title 11, United States Code, if either parry becomes or is declared insolvent or bankrupt, is the subject of any proceedings relating to its liquidation, insolvency or for the appointment of a receiver or similar officer for it, makes an assignment for the benefit of all or substantially all of its creditors, or enters into an agreement for the composition, extension, or readjustment of all or substantially all of its obligations, then this Agreement shall terminate.

5.4 Termination of License Agreement. If at any time during the Initial Term or the Subsequent Term, Styl-Rite's License Agreement with Halston is terminated for any reason, this Agreement shall terminate as of the same date. Ambassador will pay Styl-Rite for all outstanding invoices as of the date of termination.

                           ARTICLE VI CONFIDENTIALITY

6.1 Confidentiality. Except as otherwise provided in this Agreement, Styl-Rite and Ambassador each agree that all information communicated to it by the other or the other's affiliates, whether before or after the Effective Date, including without limitation the terms of this Agreement, will be received in strict confidence, will be used only for purposes of this Agreement, and will not, without the prior Written consent of the other party, which consent shall not be unreasonably withheld, be disclosed by the recipient party, its agents, subcontractors or employees in any manner whatsoever other than to inform the parties respective lender(s) for purposes of complying with the terms of any loan agreement. Each party agrees to use the same means it uses to protect its own confidential information, but in any event not less than reasonable means, to prevent the disclosure of such information to outside parties. However, neither party shall be prevented from disclosing information which belongs to such party or is (a) already known by the recipient party without an obligation of confidentiality other than pursuant to this Agreement; (b) publicly known or becomes publicly known through no unauthorized act of the recipient party; (c) rightfully received from a third party; (d) independently developed without use of the other party's confidential information; (e) disclosed without similar restrictions to a third party by the party owning the confidential information;
(f) approved by the other party for disclosure; or (g) required to be disclosed pursuant to a requirement of a governmental agency or law if the disclosing party provides the other party with notice of this requirement prior to disclosure. The provisions of this Article will survive the expiration or termination of this Agreement for any reason.

       ARTICLE VII. REPRESENTATIONS, WARRANTIES, INDEMNITIES AND LIABILITY

7.1 Representations of Styl-Rite. Styl-Rite represents and warrants to Ambassador that Styl-Rite possesses all requisite authority and power to conduct its business and execute, deliver, and comply with the terms of this Agreement, which has been duly authorized and approved by all necessary corporate action and for which no approval or consent of any person or entity is required which has not been obtained. Further, Styl-Rite represents and warrants to Ambassador that (i) the License Agreement is in full force and effect in accordance with, and subject to, all of the terms, covenants, conditions and agreements contained therein; and (ii) until this Agreement expires or is terminated, Styl-Rite will not, without Ambassador's prior written consent, sell or distribute Halston Frames or Alternatively Sourced Frames to the department stores and specialty shops listed on Exhibit "B" from time to time.

7.2 Representations of Ambassador. Ambassador represents and warrants to Styl-Rite that Ambassador possesses all requisite authority and power to conduct its business and execute, deliver, and comply with the terms of this Agreement, which has been duly authorized and approved by all necessary corporate action and for which no approval or consent of any person or entity is required which has not been obtained. Further, Ambassador represents and warrants to Styl-Rite that Ambassador will not sell any Halston Frames or Alternatively Sourced Frames, without Styl-Rite's prior written consent, other than to department stores or specialty shops approved by Styl-Rite. Ambassador acknowledges the Halston Frames and the Alternatively Sourced Frames bearing the Halston mark has acquired a reputation of quality, prestige and style. Ambassador acknowledges Halston is the owner of all right, title and interest in and to the Halston mark in any and all forms in which it is used on Halston Frames and Alternatively Sourced Frames, and is also the owner of the goodwill associated with the Halston mark, including the goodwill associated with the sale of Halston Frames and Alternatively Sourced Frames under this Agreement. Ambassador represents and warrants to Styl-Rite that Ambassador shall not (i) contact Halston directly for any reason during the term of this Agreement, (iii) negotiate with Halston to obtain a license to use the Halston trademark for a period of one (1) year from the expiration or termination date of the License Agreement and (iii) at any time knowingly, do or cause to be done, any act which will, either directly or indirectly, impair the rights of Halston in and to the Halston mark.

7.3 Warranty and Disclaimer. Styl-Rite warrants that all Halston Frames are manufactured in conformance with standards generally applicable in the optical industry and are merchantable for their intended use. Except as set forth herein, Styl-Rite makes no other representations or warranties, either express or implied, regarding the Halston Frames and, notwithstanding the foregoing makes no representations or warranties, either express or implied, regarding the Alternatively Sourced Frames. Ambassador shall make no warranties or representations with respect to the Halston frames or the Alternatively Sourced Frames, except as expressly authorized in writing by Styl-Rite. Styl-Rite's liability for damages for breach of the foregoing warranties shall be limited, at Styl-Rite's option, to the replacement of any nonconforming Halston Frames or the return for credit by Ambassador of any nonconforming Halston Frame, including any reasonable shipping and handling costs incurred by Ambassador. Styl-Rites liability for any nonconforming products is expressly limited to the foregoing remedies and Styl-Rite shall in no event be liable for any incidental or consequential damages. Ambassador shall promptly inspect each shipment of Halston Frames delivered to Ambassador to determine whether they conform to the specifications set forth in Ambassador's purchase order. The failure by Ambassador to notify Styl-Rite of any nonconforming products within twenty (20) days after the delivery of each shipment of Halston Frames shall be deemed a waiver by Ambassador of any such claims.

7.4 Indemnification of Styl-Rite. Ambassador agrees to indemnify, defend and hold Styl-Rite harmless, from any all damages, liabilities, costs, and expenses, including without limitation, reasonable attorneys' fees and expenses, arising out of, under or in connection with any claim, demand, charge, action, cause of action or other proceeding relating to the conduct of Ambassador's business, including without limitation, the acquisition and use by Ambassador of the Halston Frames and the Alternatively Sourced Frames to be provided by Styl-Rite under this Agreement and for or by reason of the infringement of another's trademark as a result of Ambassador's unauthorized use of the Halston mark.

7.5 Indemnification of Ambassador. Styl-Rite agrees to indemnify, defend and hold Ambassador harmless, from any and all damages, liabilities, costs, and expenses, including without limitation, reasonable attorneys' fees and expenses, arising out of, under or in connection with any claim, demand, charge, action, cause of action or other proceeding relating to any product liability claim based on a defect in manufacturing the Halston Frames or any claim brought by any third party that the manufacture, design, use marketing or sale of the Halston Frames or the Alternatively Sourced Frames infringe any patent or trademark, except to the extent such damages result from the negligence, recklessness, willful misconduct or any unauthorized acts of the party asserting the claim or seeking indemnification.

7.6 Limitation of Liability of Styl-Rite. In the event Styl-Rite shall be held liable to Ambassador, for any matter arising out of, under, or in connection with this Agreement, whether based on an action or claim in contract, equity, negligence, intended conduct, tort or otherwise, the amount of damages recoverable against Styl-Rite for all events, acts or omissions shall not exceed an amount equal to the entire principal obligation of Ambassador for the payment of the purchase price for the Halston Frames and the Alternatively Sourced Frames during the Initial term and the Subsequent Term; provided, however, that this limitation on damages shall not apply to any product liability claim asserted by any third party. In no event will the measure of damages payable by Styl-Rite include, nor will Styl-Rite be liable for, any amounts for loss of income, profit or savings or indirect, incidental, consequential, or punitive damages of any party, including third parties. The provisions of this Article will survive the termination of this Agreement for any reason.

7.7 Limitation of Liability of Ambassador. In no event will the measure of damages payable by Ambassador include, nor will Ambassador be liable for, any amounts for loss of income, profit or savings or indirect, incidental, consequential, or punitive damages of any party, including third parties. The provisions of this Article will survive the termination of this Agreement for any reason.

7.8 Contractual Statute of Limitations. No claim and demand for arbitration or cause of action which arose out of an event or events which occurred more than two (2) years prior to the filing of a demand for arbitration or suit alleging a claim or cause of action may be asserted by either party against the other party; provided, however, that the foregoing contractual statute of limitations shall not apply to any unknown claims or causes of action which are not discovered until the expiration of more than two (2) years from the date on which such event or events occurred. Each of those claims shall be subject to the then applicable statute of limitations.

7.9 Acknowledgment. Styl-Rite and Ambassador each acknowledge that the limitations and exclusions contained in this Article have been the subject of active and complete negotiation between the parties and represent the parties' agreement based upon the level of risk to Styl-Rite and Ambassador associated with their respective obligations under this Agreement and the payments to be made to Styl-Rite under this Agreement.

                        ARTICLE VIII. DISPUTE RESOLUTION

8.1 Cooperative Resolution of Disputes. During the course of the relationship provided for in this Agreement, disputes, controversies or claims may arise between the parties. To minimize the expense to and impact on each party of formally resolving such disputes, controversies and claims, the parties will meet regularly to review the performance of each party of its obligations under this Agreement. If the parties are unable to resolve a dispute, controversy or claim through this performance review process, upon the written request of either party, each party will appoint a representative whose task it will be to meet for the purpose of resolving the dispute, controversy or claim and negotiate a resolution in good faith, without the necessity of any formal proceeding relating thereto. No formal proceedings for the resolution of such dispute, controversy or claim may be commenced until either or both of the appointed representatives conclude in good faith that amicable resolution through continued negotiation of the matter is not likely. Except where clearly prevented by the area in dispute or as provided herein, both parties agree to continue performing their respective obligations under this Agreement while the dispute is being resolved unless and until such obligations are terminated or expire in accordance with the provisions hereof.

8.2 Arbitration for use when Cooperative Resolution Fails. Any dispute, controversy or claim arising out of or related to this Agreement, or the creation, validity, interpretation, breach or termination of this Agreement, that the parties are unable to resolve through informal discussions or negotiations pursuant to Article 8.1, will be submitted to binding arbitration before a panel of three arbitrators in Philadelphia, Pennsylvania, in the event Styl-Rite requests that any dispute, controversy or claim be submitted to arbitration during either the Initial Term or the Subsequent term and in Glendora, New Jersey, in the event Ambassador requests that any dispute, controversy or claim be submitted to arbitration during either the Initial Term or the Subsequent Term. Either party may demand arbitration in writing, by serving on the other party a statement of the dispute, controversy or claim, and the facts relating or giving rise thereto, in reasonable detail, and the name of the arbitrator selected by it.

Other than those matters involving injunctive relief as a remedy, or any action necessary to enforce the award of the arbitrators, the provisions of this Article are a complete defense to any suit, action or other proceeding instituted in any court or before any administrative tribunal with respect to any dispute, controversy or claim arising out of or related to this Agreement or the creation, validity, interpretation, breach or termination of this Agreement. The provisions of this Article will survive the expiration or termination of this Agreement for any reason. Nothing in this Article prevents the parties from exercising the termination rights set forth in this Agreement.

Unless Styl-Rite is bringing an action under this Article for nonpayment by Ambassador, Styl-Rite will continue to supply the Styl-Rite Frames, and Ambassador shall continue to make payments to Styl-Rite, in accordance with this Agreement, during the arbitration proceedings.

8.3 Injunctive Relief. Notwithstanding the provisions of Article 8.1 and 8.2, Styl-Rite and Ambassador agree that either party may obtain a temporary restraining order or preliminary injunction pending the resolution of any dispute between the parties pursuant to either Article 8.1 or 8.2 hereof, if they are otherwise entitled thereto under applicable law.

                           ARTICLE IX. MISCELLANEOUS

9.1 Binding Nature and Assignment. This Agreement shall be binding on the parties hereto and their respective successors and permitted assignees. Neither this Agreement, any part hereof, nor any right or obligation hereunder may be assigned by any party hereto without the prior written consent of the other party hereto (and any attempts to do so will be void).

9.2 Notices. Any notice, request or demand from one party to another under this Agreement must be in writing (which may be by facsimile transmission) to be effective and shall be deemed to have been given on the day actually delivered or, if mailed, on the third business day after it is enclosed in an envelope, addressed to the party to be notified at the address stated below, properly stamped, sealed, and deposited in the appropriate official postal service. Until changed by notice pursuant hereto, the address and facsimile number for each party for purposes hereof is as shown on the signature pages(s) of this Agreement. Any writing which may be mailed pursuant to the foregoing may also be delivered by hand or telecopier and shall be effective when received by the addressee. Either party may from time to time specify as its address for purposes of this Agreement any other address upon giving prior written notice thereof to the other party.

9.3 Counterparts. This Agreement may be executed in several counterparts, all of which taken together shall constitute one single agreement between the parties hereto.

9.4 Headings. The Article and Article headings are for reference and convenience only and shall not enter into the interpretation hereof.

9.5 Approvals and Similar Actions. Where agreement, approval, acceptance, consent or similar action by either party is required by any provision of this Agreement, such action shall not be unreasonably delayed or withheld.

9.6 Force Majeure. Each party shall be excused from performance hereunder (other than performance of obligations to make payment) for any period and to the extent that it is prevented from performing pursuant hereto, in whole or in part, as a result of delays caused by the other or third parties or an act of God, war, civil disturbance, court order, labor dispute, or other case beyond its reasonable control, including failures or fluctuations in electrical power, heat, light, air conditioning or telecommunications equipment, and such nonperformance shall not be a default hereunder or a ground for termination hereof.

9.7 Waiver. No delay or omission by either party hereto to exercise any right or power hereunder shall impair such right or power or be construed to be waiver thereof. A waiver by either of the parties hereto of any of the covenants to be performed by the other or any breach thereof shall not be construed to be a waiver of any succeeding breach thereof or of any other covenant herein contained. All remedies provided for in this Agreement shall be cumulative and in addition to and not in lieu of any other remedies available to either party at law, in equity or otherwise.

9.8 No Third Party Beneficiary. Nothing in this Agreement may be relied upon or shall benefit any party other than the parties hereto.

9.9 Entire Agreement. This Agreement, including any schedules referred to herein and attached hereto, each of which is incorporated in this Agreement for all purposes, constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and there are no representations, understandings or agreements relating to this Agreement which are not fully expressed herein. No amendment, modification, waiver or discharge hereof shall be valid unless in writing and signed by an authorized representative or the party against which such amendment, modification, waiver or discharge is sought to be enforced.

9.10 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to choice of law provisions, statutes, regulations or principles of this or any other jurisdiction.

      IN WITNESS WHEREOF, Styl-Rite and Ambassador have each caused this Agreement to be signed and delivered by its duly authorized officer as of the date set forth above.

STYL-RITE OPTICAL MFG. CO., INC.        DIPLOMAT-AMBASSADOR, INC.


By: /s/ Anthony Bartolotta              By: /s/ Barry Budilov
    ---------------------------             -----------------------
      Anthony Bartolotta                      Barry Budilov

Address:   3850 Northwest 35th Avenue   Address:   1010 Arch Street, 3rd Floor
           Miami, Florida 33142                    Philadelphia, Pennsylvania
                                                   19107-3015
Facsimile: (305) 634-0731               Facsimile: (215) 925-0204

                                   EXHIBIT B

A & M Optical (aka Vision Masters)            J & J Wholesale
Berris Optical                                Lenscrafters
Bizer Enterprises                             Midwest Vision
Budget Optical                                National Vision Associates
Cambridge Eye Doctors                         New Wave Optiks
Central City Optical                          New West
Cigna Health Plan                             Optical Outlets
Cohen's Fashion Optical                       Philadelphia Vision Centers
Diversified Ophthalmic                        Price Costco
Dr. Hollis Vision World                       Price Costco Canada
East Portland Optical                         Schaeffer Eye Center
Eye Care Centers of America                   Shawnee Optical
Eye Gallery (aka P.D. Plastics)               South Florida Vision Centers
Eyeland Optical                               Sterling Vision/Site for Sore Eyes
Express Scripts                               Texas State Optical
Frame-n-Lens                                  Total Optics
Frame-n-Lens Club Division                    Upscale Marketing
K-Mart                                        Vision Land
Kaiser Permanente                             Vision Plaza
                                              W.A. Jones
                                              Wal-Mart
                                              2949 Optical


/s/ Barry Budilov                             /s/ Anthony Bartolotta, Pres.
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AMBASSADOR EYEWEAR GROUP                      STYL-RITE OPTICS
Barry Budilov                                 Anthony Bartolotta